Exhibit 99.1

News Release

Contacts:

MEDIA	INVESTORS/ANALYSTS
Glen Mathison	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-601-3781	Phone: 415-667-1841
glen.mathison@schwab.com	rich.fowler@schwab.com

Schwab Announces Closing of the DOJ Investigation into Acquisition of TD Ameritrade

SAN FRANCISCO, June 4, 2020 — The Charles Schwab Corporation (“Schwab”) announced today that on June 3 the Antitrust Division of the United States Department of Justice (DOJ) informed Schwab that the DOJ has decided to close its investigation of Schwab’s proposed acquisition of TD Ameritrade Holding Corporation (“TD Ameritrade”).

Schwab President and CEO Walt Bettinger said, “We’re gratified by the DOJ’s decision and appreciate its diligent and thorough review. We are pleased to be clearing an important milestone in our planned acquisition of TD Ameritrade and look forward to today’s scheduled votes by the stockholders of our two companies, which represent another important step toward completion of the transaction.”

Completion of the transaction remains subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the customary closing conditions set forth in the merger agreement, including receipt of other regulatory approvals and obtaining the necessary approvals from stockholders of both Schwab and TD Ameritrade. Subject to satisfaction of those conditions, the parties continue to expect that the transaction will close in the second half of the year. Integration is expected to take between 18 to 36 months to complete following the close.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 360 offices and 12.9 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.4 million banking accounts, and $3.8 trillion in client assets as of April 30, 2020. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.schwab.com and https://www.aboutschwab.com.

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Forward-Looking Statements

This press release contains forward-looking statements relating to Schwab’s acquisition of TD Ameritrade, including timing of the closing and integration. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including regulatory approvals; litigation challenging the merger; the risk that expected revenue, expense and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; and disruptions to the parties’ businesses as a result of the announcement and pendency of the merger. Other important factors are set forth in Schwab’s and TD Ameritrade’s definitive joint proxy statement/prospectus dated May 4, 2020, as supplemented, and Schwab’s and TD Ameritrade’s most recent reports on Form 10-K and Form 10-Q.

Important Information About the Transaction and Where to Find it

In connection with the proposed transaction between Schwab and TD Ameritrade, Schwab and TD Ameritrade have filed and will file relevant materials with the Securities and Exchange Commission (the “SEC”). Schwab has filed a registration statement on Form S-4 that includes a joint proxy statement of Schwab and TD Ameritrade that also constitutes a prospectus of Schwab. The registration statement on Form S-4, as amended, was declared effective by the SEC on May 6, 2020 and Schwab and TD Ameritrade mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about May 6, 2020. INVESTORS AND SECURITY HOLDERS OF SCHWAB AND TD AMERITRADE ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by Schwab or TD Ameritrade through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Schwab or TD Ameritrade at the following:

The Charles Schwab Corporation	TD Ameritrade Holding Corporation
211 Main Street	200 South 108th Avenue
San Francisco, CA 94105	Omaha, Nebraska 68154
Attention: Investor Relations	Attention: Investor Relations
(415) 667-7000	(800) 669-3900
investor.relations@schwab.com

Schwab, TD Ameritrade their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and executive officers of Schwab, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Schwab’s Form 10-K for the year ended December 31, 2019, its proxy statement filed on March 31, 2020 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Information regarding the directors and executive officers of TD Ameritrade, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in TD Ameritrade’s Form 10-K for the year ended September 30, 2019, as amended, and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.